UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 26, 2024

Goldman Sachs Real Estate Finance Trust Inc

(Exact name of registrant as specified in its charter)

Maryland	000-56667	99-2025085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 West Street, New York New York 10282
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 902-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

Warehoused Investments

Goldman Sachs Real Estate Finance Trust Inc (the “Company”) is filing this Current Report on Form 8-K to provide certain information regarding real estate debt investments sourced by Goldman Sachs & Co, LLC (the “Adviser”) for acquisition by the Company on the terms and conditions as described in the Company’s Registration Statement on Form 10, as amended, including approval of the affiliate transaction committee of the Company’s board of directors. Although Goldman Sachs has sourced the Warehoused Investments described herein for conveyance to the Company, the Company can provide no assurances it will acquire such Warehoused Investments.

As of the date of this Current Report on Form 8-K, two floating rate, first mortgage loans had been sourced by Goldman Sachs for Warehoused Investments. The following table details the statistics of the two Warehoused Investments (amounts in thousands):

Property Type	Location	Origination Date	Interest Rate(1)	Loan Amount(2)	Payment Terms	Maximum Maturity Date(3)
Industrial	Various West Coast Cities	12/12/24	1M SOFR +3.10%	$53,808	Monthly; I/O	2030
Industrial	Inland Empire West, California	12/19/24	1M SOFR + 2.90%	$68,493	Monthly; I/O	2030

				$122,301

(1)

Represents interest rate in effect for each loan as of origination. Loans earn interest at the one-month term Secured Overnight Financing Rate (“SOFR”) plus a spread for a weighted average interest rate of 7.39% based on interest rate in effect at origination.

(2)	Loan amount consists of outstanding principal balance plus unfunded loan commitments for each loan.
(3)

Maximum maturity date assumes all extension options are exercised by the borrower; however, loans may be repaid prior to such date. Extension options are subject to satisfaction of certain predefined conditions as defined in the respective loan agreements.

West Coast 4-Pack

On December 12, 2024, Goldman Sachs originated a $53.8 million floating rate, first mortgage loan collateralized by a portfolio of four infill industrial assets located in Seatle, the Bay Area in California, San Diego and Las Vegas. The initial term of the loan is four years, with a one-year extension option, subject to the satisfaction of certain pre-defined conditions by the borrower. Monthly payments consist of interest only at a rate of one-month term SOFR plus 3.10%.

Inland Empire Industrial

On December 19, 2024, Goldman Sachs originated a $68.5 million floating rate, first mortgage loan collateralized by three class-A industrial buildings located in the Inland Empire West, a region of Southern California centered around the cities of Riverside and San Bernardino. The mortgage loan will facilitate the acquisition of the buildings on behalf of the borrower. The initial term of the mortgage loan is two years and provides for three one-year extension options, subject to the satisfaction of certain pre-defined conditions by the borrower. Monthly payments consist of interest only at a rate of one-month term SOFR plus 2.90%.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2024	Goldman Sachs Real Estate Finance Trust Inc

	By:	/s/ Mallika Sinha
	Name:	Mallika Sinha
	Title:	Chief Financial Officer